AGREEMENT AND PLAN OF EXCHANGE

                                  by and among

                                  NYECO CORP.,

                         THE BROOKLYN UNION GAS COMPANY

                                       and

                          LONG ISLAND LIGHTING COMPANY

                          DATED AS OF DECEMBER 29, 1996


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                THE TRANSACTIONS

Section 1.1       THE BINDING SHARE EXCHANGES............................  1
Section 1.2       EFFECTIVE TIME.........................................  2

                                   ARTICLE II

                               TREATMENT OF SHARES

Section 2.1       EFFECT ON CAPITAL STOCK................................  2
Section 2.2       DISSENTING SHARES......................................  3
Section 2.3       ISSUANCE OF NEW CERTIFICATES...........................  3

                                   ARTICLE III

                                   THE CLOSING

Section 3.1       CLOSING................................................  5

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF BUG

Section 4.1       ORGANIZATION AND QUALIFICATION.........................  6
Section 4.2       SUBSIDIARIES...........................................  6
Section 4.3       CAPITALIZATION.........................................  7
Section 4.4       AUTHORITY; NON-CONTRAVENTION; STATUTORY
                  APPROVALS; COMPLIANCE..................................  7
Section 4.5       REPORTS AND FINANCIAL STATEMENTS.......................  9
Section 4.6       ABSENCE OF CERTAIN CHANGES OR EVENTS. .................  9
Section 4.7       LITIGATION.............................................  9
Section 4.8       REGISTRATION STATEMENT AND PROXY STATEMENT. ........... 10
Section 4.9       TAX MATTERS. .......................................... 10
Section 4.10      EMPLOYEE MATTERS; ERISA................................ 12
Section 4.11      ENVIRONMENTAL PROTECTION............................... 14
Section 4.12      REGULATION AS A UTILITY................................ 16
Section 4.13      VOTE REQUIRED.......................................... 16
Section 4.14      ACCOUNTING MATTERS..................................... 16
Section 4.15      APPLICABILITY OF CERTAIN PROVISIONS OF LAW. ........... 17


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Section 4.16      OPINION OF FINANCIAL ADVISOR........................... 17
Section 4.17      INSURANCE.............................................. 17
Section 4.18      OWNERSHIP OF LILCO COMMON STOCK. ...................... 17

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF LILCO

Section 5.1       ORGANIZATION AND QUALIFICATION......................... 18
Section 5.2       SUBSIDIARIES........................................... 18
Section 5.3       CAPITALIZATION......................................... 18
Section 5.4       AUTHORITY; NON-CONTRAVENTION; STATUTORY
                  APPROVALS; COMPLIANCE.................................. 19
Section 5.5       REPORTS AND FINANCIAL STATEMENTS....................... 20
Section 5.6       ABSENCE OF CERTAIN CHANGES OR EVENTS. ................. 21
Section 5.7       LITIGATION. ........................................... 21
Section 5.8       REGISTRATION STATEMENT AND PROXY STATEMENT. ........... 21
Section 5.9       TAX MATTERS............................................ 22
Section 5.10      EMPLOYEE MATTERS; ERISA................................ 23
Section 5.11      ENVIRONMENTAL PROTECTION............................... 26
Section 5.12      REGULATION AS A UTILITY................................ 27
Section 5.13      VOTE REQUIRED.......................................... 27
Section 5.14      ACCOUNTING MATTERS..................................... 27
Section 5.15      APPLICABILITY OF CERTAIN PROVISIONS OF LAW. ........... 27
Section 5.16      OPINION OF FINANCIAL ADVISOR........................... 27
Section 5.17      INSURANCE.............................................. 27
Section 5.18      OWNERSHIP OF BUG COMMON STOCK. ........................ 28

                                   ARTICLE VI

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

Section 6.1       COVENANTS OF THE PARTIES............................... 28

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

Section 7.1       ACCESS TO INFORMATION.................................. 34
Section 7.2       JOINT PROXY STATEMENT AND REGISTRATION STATEMENT....... 35
Section 7.3       REGULATORY MATTERS..................................... 36
Section 7.4       SHAREHOLDER APPROVAL................................... 36
Section 7.5       DIRECTORS' AND OFFICERS' INDEMNIFICATION............... 37
Section 7.6       DISCLOSURE SCHEDULES................................... 38


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Section 7.7       PUBLIC ANNOUNCEMENTS................................... 39
Section 7.8       RULE 145 AFFILIATES.................................... 39
Section 7.9       EMPLOYEE AGREEMENTS. .................................. 40
Section 7.10      EMPLOYEE BENEFIT PLANS.  .............................. 40
Section 7.11      STOCK PLANS............................................ 40
Section 7.12      NO SOLICITATIONS....................................... 41
Section 7.13      COMPANY BOARD OF DIRECTORS............................. 42
Section 7.15      EXPENSES............................................... 43
Section 7.16      FURTHER ASSURANCES..................................... 43
Section 7.17      POST-EXCHANGE OPERATIONS............................... 43
Section 7.18      ALTERNATIVE TRANSACTION................................ 43
Section 7.19      EMPLOYMENT AGREEMENT................................... 43

                                  ARTICLE VIII

                                   CONDITIONS

Section 8.1       CONDITIONS TO EACH PARTY'S OBLIGATION
                  TO EFFECT THE BINDING SHARE EXCHANGES. ................ 44
Section 8.2       CONDITIONS TO OBLIGATION OF LILCO TO
                  EFFECT THE BINDING SHARE EXCHANGES. ................... 45
Section 8.3       CONDITIONS TO OBLIGATION OF BUG TO
                  EFFECT THE BINDING SHARE EXCHANGES..................... 46

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1       TERMINATION............................................ 47
Section 9.2       EFFECT OF TERMINATION.................................. 50
Section 9.3       TERMINATION FEE; EXPENSES.............................. 50
Section 9.4       AMENDMENT.............................................. 52
Section 9.5       WAIVER. ............................................... 52

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.1      NON-SURVIVAL; EFFECT OF REPRESENTATIONS
                  AND WARRANTIES. ....................................... 52
Section 10.2      BROKERS................................................ 53
Section 10.3      NOTICES................................................ 53
Section 10.4      MISCELLANEOUS.......................................... 54
Section 10.5      INTERPRETATION......................................... 54


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Section 10.6      COUNTERPARTS; EFFECT. ................................. 54
Section 10.7      PARTIES IN INTEREST. .................................. 54
Section 10.8      WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. ............. 55
Section 10.9      ENFORCEMENT. .......................................... 55


Exhibit A         Form of LILCO Stock Option Agreement

Exhibit B         Form of BUG Stock Option Agreement


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         AGREEMENT  AND PLAN OF  EXCHANGE,  dated as of December  29, 1996 (this
"AGREEMENT"), by and among THE BROOKLYN UNION GAS COMPANY, a New York corporation ("BUG"), LONG ISLAND LIGHTING COMPANY, a New York corporation ("LILCO"), and NYECO Corp., a New York corporation ("NYECO" and, after the Effective Time (as defined below), the "COMPANY").

         WHEREAS, BUG and LILCO have determined to engage in a business combination as peer firms in binding share exchanges and to form NYECO as a holding company to manage their combined businesses;

         WHEREAS, BUG and LILCO have caused NYECO to be formed for the purpose of effectuating the transactions contemplated hereby;

         WHEREAS, in furtherance  thereof, the respective Boards of Directors of
BUG,  LILCO  and  NYECO  have  adopted  this  Agreement  and  the   transactions
contemplated hereby on the terms and conditions set forth in this Agreement;

         WHEREAS, the Board of Directors of LILCO has approved and LILCO has executed an agreement with BUG in the form of EXHIBIT A (the "LILCO STOCK OPTION AGREEMENT") contemplating a stock option (the "LILCO STOCK OPTION") and the Board of Directors of BUG has approved and BUG has executed an agreement with LILCO in the form of EXHIBIT B (the "BUG STOCK OPTION AGREEMENT") contemplating a stock option (the "BUG STOCK OPTION"); and

         WHEREAS, for federal income tax purposes, it is intended that the parties hereto will recognize no gain or loss for federal income tax purposes in respect of stock received and their respective stockholders who participate in the Binding Share Exchanges (as hereinafter defined) will recognize gain in respect of stock received only to the extent that they receive cash in lieu of fractional shares as a result of the consummation of the Binding Share Exchanges;

         NOW   THEREFORE,   in   consideration   of   the   premises   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                THE TRANSACTIONS

         Section 1.1 THE BINDING SHARE EXCHANGES. This Agreement shall be submitted to the holders of the Common Stock, par value $5 per share, of LILCO (the "LILCO COMMON STOCK") and the holders of the Common Stock, par value $0.33 1/3 per share, of BUG (the "BUG COMMON STOCK") for adoption in


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accordance  with  Section  913 of the New  York  Business  Corporation  Law (the
"NYBCL"). The affirmative vote of the holders of at least two-thirds of the issued and outstanding LILCO Common Stock and of the holders of at least two-thirds of the issued and outstanding BUG Common Stock shall be necessary to adopt this Agreement. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in SECTION 1.2), the outstanding shares of LILCO Common Stock shall be exchanged for newly issued shares of the Common Stock, par value $0.01 per share, of NYECO (the "NYECO COMMON STOCK" and, with respect to any period after the Effective Time, the "COMPANY COMMON STOCK") as provided in SECTION 2.1 (the "LILCO BINDING SHARE EXCHANGE") and the outstanding shares of BUG Common Stock shall be exchanged for newly issued shares of Company Common Stock as provided in SECTION 2.1 (the "BUG BINDING SHARE EXCHANGE" and, together with the LILCO Binding Share Exchange, the "BINDING SHARE EXCHANGES"), all in accordance with Section 913 of the NYBCL.

         Section 1.2 EFFECTIVE TIME. On the Closing Date (as defined in SECTION 3.1), certificates of exchange complying with the requirements of the NYBCL shall be executed by LILCO and NYECO and BUG and NYECO, respectively, and shall be filed by the parties with the Secretary of State of the State of New York. The LILCO Binding Share Exchange shall become effective at the time specified in the certificate of exchange with respect to the LILCO Binding Share Exchange and the BUG Binding Share Exchange shall become effective at the time specified in the certificate of exchange filed with respect to the BUG Binding Share Exchange, which specified times shall be the same time (the "EFFECTIVE TIME").

                                   ARTICLE II

                               TREATMENT OF SHARES

         Section 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the LILCO Binding Share Exchange and the BUG Binding Share Exchange and without any action on the part of any holder of any capital stock of LILCO, BUG or NYECO:

               (a) TREATMENT OF BUG COMMON STOCK. Each issued and outstanding share of BUG Common Stock, other than Dissenting Shares (as defined in SECTION 2.2), shall be exchanged for one fully paid and, subject to
          Section 630 of the NYBCL, nonassessable share of Company Common Stock. Upon such exchange, the Company shall become the owner of each such share of BUG Common Stock so exchanged and all such shares of BUG Common Stock shall be deemed to have been exchanged for the applicable number of shares of Company Common Stock, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company


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          Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with SECTION 2.3.

               (b) NO CHANGE IN BUG PREFERRED STOCK. Each issued and outstanding share of the preferred stock of BUG shall be unchanged as a result of the BUG Binding Share Exchange and shall remain outstanding thereafter.

               (c) TREATMENT OF LILCO COMMON STOCK. Each issued and outstanding share of LILCO Common Stock, other than Dissenting Shares, shall be exchanged for 0.803 (the "RATIO") fully paid and, subject to Section 630 of the NYBCL, nonassessable shares of Company Common Stock. Upon such exchange, the Company shall become the owner of each share of LILCO Common Stock to be so exchanged and all such shares of LILCO Common Stock shall be deemed to have been exchanged for the applicable number of shares of the Company Common Stock, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of the Company Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with SECTION 2.3.

               (d) NO CHANGE IN LILCO PREFERRED STOCK. Each issued and outstanding share of the preferred stock of LILCO shall be unchanged as a result of the LILCO Binding Share Exchange and shall remain outstanding thereafter.

         Section 2.2 DISSENTING SHARES. Shares of LILCO Common Stock or BUG Common Stock held by any holder entitled to relief as a dissenting shareholder under Section 910 of the NYBCL (the "DISSENTING SHARES") shall not become the right to receive Company Common Stock, but shall be cancelled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the NYBCL, unless and until the right of such holder to receive fair cash value for such Dissenting Shares terminates in accordance with
Section 623 of the NYBCL. If such right is terminated otherwise than by the purchase of such shares by LILCO or BUG, then such shares shall cease to be Dissenting Shares and shall represent the right to receive Company Common Stock, as provided in SECTION 2.1.

         Section 2.3 ISSUANCE OF NEW CERTIFICATES.

               (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, the Company shall deposit with such bank or trust company mutually agreeable to LILCO and BUG (the "EXCHANGE AGENT"), certificates representing shares of Company Common Stock required to effect the issuances referred to in SECTION 2.1, together with cash payable in respect of fractional shares pursuant to SECTION 2.3(d).


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               (b)  ISSUANCE  PROCEDURES.  As  soon  as  practicable  after  the
          Effective Time, the Exchange Agent shall mail (x) to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of LILCO Common Stock or BUG Common Stock (the "EXCHANGED COMMON SHARES") that were exchanged for shares of Company Common Stock (the "COMPANY SHARES") pursuant to SECTION 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for
          certificates   representing   Company  Shares.  Upon  surrender  of  a
          Certificate to the Exchange Agent for exchange (or to such other agent or agents as may be appointed by agreement of BUG and LILCO), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive a certificate representing that number of whole Company Shares which such holder has the right to receive pursuant to the provisions of this ARTICLE II. In the event of a transfer of ownership of Exchanged Common Shares which is not registered in the transfer records of LILCO or BUG, as the case may be, a certificate representing the proper number of Company Shares may be issued to a transferee if the Certificate representing such Exchanged Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this SECTION 2.3.

               (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the
          Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to SECTION 2.3(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Company Shares issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to SECTION 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

               (d) NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Company Common Stock. A holder of LILCO Common Stock who would otherwise have been entitled to a fractional share of Company Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of LILCO Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day on which LILCO Common Stock was traded on the NYSE, without any interest thereon.

               (e) CLOSING OF TRANSFER BOOKS. From and after the Effective Time the common stock transfer books of LILCO and BUG shall be closed and no transfer of any LILCO Common Stock or BUG Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates representing the appropriate number of Company Shares, as the case may be, as provided in this SECTION 2.3.

               (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to SECTION 2.3(a) and not exchanged within one year after the Effective Time pursuant to this SECTION 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE III

                                   THE CLOSING

         Section 3.1 CLOSING. The closing of the Binding Share Exchanges (the "CLOSING") shall take place at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in ARTICLE VIII hereof is satisfied or waived, or at such other time and date and place as BUG and LILCO shall mutually agree (the "CLOSING DATE").


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                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF BUG

         BUG represents and warrants to LILCO as follows:

         Section  4.1  ORGANIZATION  AND  QUALIFICATION.  Except as set forth in
Section 4.1 of the BUG Disclosure Schedule (as defined in SECTION 7.6(ii)), each of BUG and each of the BUG Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. As used in this Agreement,
(a) the term "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships, limited liability companies and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person and (b) the term "BUG SUBSIDIARY" shall mean a Subsidiary of BUG.

         Section 4.2 SUBSIDIARIES. Section 4.2 of the BUG Disclosure Schedule sets forth a description, as of the date hereof, of all Subsidiaries and Joint Ventures (as defined herein) of BUG, including (a) the name of each such entity and BUG's interest therein and (b) a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section
4.2 of the BUG Disclosure Schedule, none of the BUG Subsidiaries is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), respectively. Except as set forth in Section 4.2 of the BUG Disclosure Schedule, all of the issued and outstanding shares of capital stock of each BUG Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by BUG free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such BUG Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, (a) the term "JOINT VENTURE" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such person, in which such person or one or more of its Subsidiaries owns an equity interest and
(b) the term "BUG JOINT VENTURE" shall mean those of the joint ventures of BUG or any BUG

Subsidiary identified as a BUG Joint Venture in Section 4.2 of the BUG Disclosure Schedule.

         Section 4.3 CAPITALIZATION. The authorized capital stock of BUG is as set forth in BUG's Annual Report on Form 10K for the year ended September 30, 1996. As of the close of business on December 18, 1996, there were issued and outstanding 49,993,378 shares of BUG Common Stock. All of the issued and outstanding shares of the capital stock of BUG are, and any shares of BUG Common Stock issued pursuant to the BUG Stock Option Agreement will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 4.3 of the BUG Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating BUG or any of the BUG Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of BUG, or obligating BUG to grant, extend or enter into any such agreement or commitment, other than under the BUG Stock Option Agreement. There are no outstanding stock appreciation rights of BUG which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of BUG.

         Section  4.4   AUTHORITY;   NON-CONTRAVENTION;   STATUTORY   APPROVALS;
COMPLIANCE.

               (a) AUTHORITY. BUG has all requisite power and authority to enter into this Agreement and the BUG Stock Option Agreement, and, subject to the BUG Shareholders' Approval (as defined in SECTION 4.13) and the BUG Required Statutory Approvals (as defined in SECTION 4.4(c)), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the BUG Stock Option Agreement and the consummation by BUG of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BUG, subject to obtaining the applicable BUG Shareholders' Approval. Each of this Agreement and the BUG Stock Option Agreement has been duly and validly executed and delivered by BUG and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes the valid and binding obligation of BUG enforceable against it in accordance with its terms.

               (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the BUG Disclosure Schedule, the execution and delivery of this Agreement and the BUG Stock Option Agreement by BUG do not, and the consummation of the transactions contemplated hereby or thereby will not, in any material respect, violate, conflict with, or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of BUG or any of the BUG Subsidiaries or BUG Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "VIOLATION" with respect to BUG, such term when used in
          ARTICLE V having a correlative meaning with respect to LILCO) pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of BUG or any of the BUG Subsidiaries or the BUG Joint Ventures, (ii) subject to obtaining the BUG Required Statutory Approvals and the receipt of the BUG Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in SECTION 4.4(c)) applicable to BUG or any of the BUG Subsidiaries or the BUG Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the BUG Disclosure Schedule (the "BUG REQUIRED CONSENTS"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which BUG or any of the BUG Subsidiaries or the BUG Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected.

               (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement or the BUG Stock Option
          Agreement by BUG or the consummation by BUG of the transactions contemplated hereby or thereby, except as described in Section 4.4(c) of the BUG Disclosure Schedule (the "BUG REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "obtaining" such BUG Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

               (d) COMPLIANCE.  Except as set forth in Section  4.4(d),  Section
          4.10 or Section 4.11 of the BUG Disclosure Schedule, or as disclosed in the BUG SEC Reports (as defined in SECTION 4.5) filed prior to the date hereof, neither BUG nor any of the BUG Subsidiaries nor, to the knowledge of BUG, any BUG Joint Venture is in material violation of, is under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 4.4(d) of the BUG Disclosure Schedule or in Section
          4.11 of the BUG Disclosure Schedule, BUG and the BUG Subsidiaries and BUG Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted in all material respects. Except as set forth in Section 4.4(d) of the BUG Disclosure Schedule, BUG and each of the BUG Subsidiaries is not in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its certificate of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

         Section 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by BUG and the BUG Subsidiaries since January 1, 1994 under the
Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the 1935 Act, the Federal Power Act (the "POWER ACT"), the Atomic Energy Act and applicable state laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission ("NRC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. BUG has made available to LILCO a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by BUG with the SEC since January 1, 1994 (as such documents have since the time of their filing been amended, the "BUG SEC REPORTS"). As of their respective dates, the BUG SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of BUG included in the BUG SEC Reports (collectively, the "BUG FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of BUG as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Certificate of Incorporation and By-laws of BUG, as in effect on the date hereof, are included (or incorporated by reference) in the BUG SEC Reports.

         Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the BUG SEC Reports filed prior to the date hereof or as set forth in Section
4.6 of the BUG Disclosure Schedule, since September 30, 1996, BUG and each of the BUG Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of BUG and its subsidiaries taken as a whole (a "BUG MATERIAL ADVERSE EFFECT").

         Section 4.7 LITIGATION. Except as disclosed in the BUG SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the BUG Disclosure Schedule, (i) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of BUG, threatened, nor are there, to the knowledge of BUG, any material investigations or reviews pending or threatened against, relating to or affecting BUG or any of the BUG Subsidiaries, (ii) there have not been any significant developments since September 30, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to BUG or any of the BUG Subsidiaries.

         Section 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of BUG for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock in the Binding Share Exchanges (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement, in definitive form, relating to the meetings of BUG and LILCO shareholders to be held in connection with the Binding Share Exchanges (the "PROXY STATEMENT") will not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Binding Share Exchanges, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 4.9 TAX MATTERS. "TAXES", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "TAX RETURN", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes BUG or any of its subsidiaries, or LILCO or any of its subsidiaries, as the case may be.

         Except as set forth in Section 4.9 of the BUG Disclosure Schedule:

               (a) FILING OF TIMELY TAX RETURNS. BUG and each of the BUG Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

               (b) PAYMENT OF TAXES. BUG and each of the BUG Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (c) TAX RESERVES. BUG and the BUG Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

               (d) TAX LIENS. There are no Tax liens upon the assets of BUG or any of the BUG Subsidiaries except liens for Taxes not yet due.

               (e) WITHHOLDING TAXES. BUG and each of the BUG Subsidiaries have complied in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "CODE") relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

               (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither BUG nor any of the BUG Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither BUG nor any of the BUG Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (h)  EXPIRATION  OF  STATUTE  OF  LIMITATIONS.   The  statute  of
          limitations for the assessment of all Taxes has expired for all applicable Tax Returns of BUG and each of the BUG Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against BUG or any of the BUG Subsidiaries that has not been resolved and paid in full.

               (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court pro- ceedings are presently pending with regard to any Taxes or Tax Returns of BUG or any of the BUG Subsidiaries.

               (j) POWERS OF ATTORNEY. No power of attorney currently in force has been granted by BUG or any of the BUG Subsidiaries concerning any Tax matter.

               (k) TAX RULINGS. Neither BUG nor any of the BUG Subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "TAX RULING", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

               (l) AVAILABILITY OF TAX RETURNS. BUG has made available to LILCO complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by BUG or any of the BUG Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by BUG or any of the BUG Subsidiaries and (iii) any Closing Agreements entered into by BUG or any of the BUG Subsidiaries with any taxing authority.

               (m) TAX SHARING AGREEMENTS. Neither BUG nor any BUG Subsidiary is a party to any agreement relating to allocating or sharing of income Taxes.

               (n) CODE SECTION 280G. Neither BUG nor any of the BUG Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (o) LIABILITY FOR OTHERS. None of BUG or any of the BUG Subsidiaries has any liability for Taxes of any person other than BUG and the BUG Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

         Section 4.10 EMPLOYEE  MATTERS;  ERISA.  Except as set forth in Section
4.10 of the BUG Disclosure Schedule:

               (a) BENEFIT PLANS. Section 4.10(a) of the BUG Disclosure Schedule contains a true and complete list of each employee benefit plan covering employees, former employees or directors of BUG and each of the BUG Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any severance or change in control agreement (collectively, the "BUG BENEFIT PLANS"). For the purposes of this SECTION 4.10 only, the term "BUG" shall be deemed to include the predecessors of such company.

               (b) CONTRIBUTIONS. All material contributions and other payments required to be made by BUG or any of the BUG Subsidiaries to any BUG Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the BUG Financial Statements.

               (c) QUALIFICATION; COMPLIANCE. Each of the BUG Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of BUG, no circumstances exist that are reasonably expected by BUG to result in the revocation of any such determination. BUG is in compliance in all material respects with, and each of the BUG Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each BUG Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

               (d)   LIABILITIES.   With  respect  to  the  BUG  Benefit  Plans,
          individually and in the aggregate, no event has occurred, and, to the best knowledge of BUG, there does not now exist any condition or set of circumstances, that could subject BUG or any of the BUG Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which BUG is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

               (e) WELFARE PLANS. None of the BUG Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

               (f) DOCUMENTS MADE AVAILABLE. BUG has made available to LILCO a true and correct copy of each collective bargaining agreement to which BUG or any of the BUG Subsidiaries is a party or under which BUG or any of the BUG Subsidiaries has obligations and, with respect to each BUG Benefit Plan, where applicable, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS,
          (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such BUG Benefit Plan, and (v) the most recent actuarial report or valuation.

               (g) PAYMENTS RESULTING FROM THE TRANSACTIONS. (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from BUG or any of the BUG Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any BUG Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither BUG nor any of the BUG Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any person who prior to entering into such contract was a director or officer of BUG, or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

               (h) LABOR AGREEMENTS. As of the date hereof, except as set forth in Section 4.10(h) of the BUG Disclosure Schedule or in the BUG SEC Reports filed prior to the date hereof, neither BUG nor any of the BUG Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of BUG, as of the date hereof, except as set forth in
          Section 4.10(h) of the BUG Disclosure Schedule, there is no current union representation question involving employees of BUG or any of the BUG Subsidiaries, nor does BUG know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the BUG SEC Reports filed prior to the date hereof or in Section 4.10(h) of the BUG Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against BUG or any of the BUG Subsidiaries pending, or to the best knowledge of BUG, threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of BUG, threatened, against or involving BUG, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of BUG, threatened, in respect of which any director, officer, employee or agent of BUG or any of the BUG Subsidiaries is or may be entitled to claim indemnification from BUG or such BUG Subsidiary pursuant to their respective certificates of incorporation or by-laws or as provided in the indemnification agreements listed in Section 4.10(h) of the BUG Disclosure Schedule.

         Section 4.11 ENVIRONMENTAL  PROTECTION.  Except as set forth in Section
4.11 of the BUG Disclosure Schedule or in the BUG SEC Reports filed prior to the date hereof:

               (a) COMPLIANCE. BUG and each of the BUG Subsidiaries is in material compliance with all applicable Environmental Laws (as defined in SECTION 4.11(g)(ii)); and neither BUG nor any of the BUG Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that BUG or any of the BUG Subsidiaries is not in such compliance with applicable Environmental Laws.

               (b) ENVIRONMENTAL PERMITS. BUG and each of the BUG Subsidiaries has obtained or has applied for all material environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and BUG and the BUG Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

               (c) ENVIRONMENTAL CLAIMS. To the best knowledge of BUG, there is no material Environmental Claim (as defined in SECTION 4.11(g)(i)) pending (i) against BUG or any of the BUG Subsidiaries or BUG Joint Ventures, (ii) against any person or entity whose liability for any Environmental Claim BUG or any of the BUG Subsidiaries has or may have retained or assumed either contractually or by operation of law, or
          (iii) against any real or personal property or operations which BUG or any of the BUG Subsidiaries owns, leases or manages, in whole or in part.

               (d) RELEASES. BUG has no knowledge of any material Releases (as defined in SECTION 4.11(g)(iv)) of any Hazardous Material (as defined in SECTION 4.11(g)(iii)) that would be reasonably likely to form the basis of any material Environmental Claim against BUG or any of the BUG Subsidiaries, or against any person or entity whose liability for any material Environmental Claim BUG or any of the BUG Subsidiaries has or may have retained or assumed either contractually or by operation of law.

               (e) PREDECESSORS. BUG has no knowledge, with respect to any predecessor of BUG or any of the BUG Subsidiaries, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

               (f) DISCLOSURE. To BUG's best knowledge, BUG has disclosed to LILCO all material facts which BUG reasonably believes form the basis of a material Environmental Claim arising from (i) the cost of BUG pollution control equipment currently required or known to be required in the future; (ii) current BUG remediation costs or BUG remediation costs known to be required in the future; or (iii) any other environmental matter affecting BUG.

               (g) As used in this Agreement:

               (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by BUG or any of the BUG Subsidiaries or BUG Joint Ventures (for purposes of this SECTION 4.11), or by LILCO or any of the LILCO Subsidiaries or LILCO Joint Ventures (for purposes of SECTION 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

               (ii) "ENVIRONMENTAL LAWS" means all federal, state, local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               (iii) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which BUG or any of the BUG Subsidiaries or BUG Joint Ventures operates (for purposes of this SECTION 4.11) or in which LILCO or any of the LILCO Subsidiaries or LILCO Joint Ventures operates (for purposes of SECTION 5.11).

               (iv)  "RELEASE"  means any  release,  spill,  emission,  leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         Section 4.12  REGULATION  AS A UTILITY.  Except as set forth in Section
4.12 of the BUG Disclosure Schedule, neither BUG nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of BUG is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than New York or any foreign country.

         Section 4.13 VOTE REQUIRED. The adoption of this Agreement by two-thirds of the votes entitled to be cast by all holders of BUG Common Stock (the "BUG SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of BUG or any of its subsidiaries required to adopt this Agreement and the other transactions contemplated hereby.

         Section 4.14 ACCOUNTING MATTERS. Neither BUG nor, to BUG's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement (except as specifically otherwise defined), the term

"AFFILIATE", except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         Section 4.15 APPLICABILITY OF CERTAIN PROVISIONS OF LAW. Assuming the representation and warranty of LILCO made in SECTION 5.18 is correct, none of the business combination provisions of Section 912 of the NYBCL or any similar provisions of the NYBCL (or, to the best knowledge of BUG, any other similar state statute) or the Restated Certificate of Incorporation or by-laws of BUG, are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the BUG Stock Option (except as set forth in Section
4.15 of the BUG Disclosure Schedule).

         Section 4.16 OPINION OF FINANCIAL ADVISOR. BUG has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), dated December 29, 1996, to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of BUG Common Stock.

         Section 4.17 INSURANCE. Except as set forth in Section 4.17 of the BUG Disclosure Schedule, BUG and each of the BUG Subsidiaries is, and has been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by BUG and the BUG Subsidiaries during such time period. Except as set forth in Section
4.17 of the BUG Disclosure Schedule, neither BUG nor any of the BUG Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of BUG or any of the BUG Subsidiaries. The insurance policies of BUG and each of the BUG Subsidiaries are valid and enforceable policies in all material respects.

         Section 4.18 OWNERSHIP OF LILCO COMMON STOCK. Except pursuant to the terms of the LILCO Stock Option Agreement, BUG does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of LILCO Common Stock.

         Section 4.19 BUSINESS SYNERGIES. BUG is not aware of any fact or circumstance, including the terms of any agreement to which it or any of its Subsidiaries is subject, that would impair in any material respect the ability of the Company to realize the synergies described in the joint press release to be issued in connection with the announcement of this transaction.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF LILCO

         LILCO represents and warrants to BUG as follows:

         Section  5.1  ORGANIZATION  AND  QUALIFICATION.  Except as set forth in
Section 5.1 of the LILCO Disclosure Schedule (as defined in SECTION 7.6(i)), each of LILCO and each of the LILCO Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. As used in this Agreement, the term "LILCO SUBSIDIARY" shall mean a Subsidiary of LILCO.

         Section 5.2 SUBSIDIARIES. Section 5.2 of the LILCO Disclosure Schedule sets forth a description as of the date hereof of all Subsidiaries and Joint Ventures of LILCO ("LILCO JOINT VENTURES"), including (a) the name of each such entity and LILCO's interest therein, and (b) a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 5.2 of the LILCO Disclosure Schedule, none of the LILCO Subsidiaries is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the LILCO Disclosure Schedule, all of the issued and outstanding shares of capital stock of each LILCO Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by LILCO free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such LILCO Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

         Section 5.3 CAPITALIZATION. The authorized capital stock of LILCO is as set forth in LILCO's Annual Report on Form 10K for the year ended December 31, 1995. As of the close of business on December 27, 1996, there were issued and outstanding 120,780,792 shares of LILCO Common Stock. All of the issued and outstanding shares of the capital stock of LILCO are, and any LILCO Common Stock issued pursuant to the LILCO Stock Option Agreement will be, validly issued, fully paid, nonassessable (subject to Section 630 of the NYBCL), and free of preemptive rights. Except as set forth in Section 5.3 of the LILCO Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating LILCO or any of the LILCO Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of LILCO, or obligating LILCO to grant, extend or enter into any such agreement or commitment, other than under the LILCO Stock Option Agreement. There are no outstanding stock appreciation rights of LILCO which were not granted in tandem with a related stock option and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of LILCO.

         Section  5.4   AUTHORITY;   NON-CONTRAVENTION;   STATUTORY   APPROVALS;
COMPLIANCE.

               (a) AUTHORITY. LILCO has all requisite power and authority to enter into this Agreement and the LILCO Stock Option Agreement, and, subject to the LILCO Shareholders' Approval (as defined in SECTION 5.13) and the LILCO Required Statutory Approvals (as defined in
          SECTION 5.4(c)), to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the LILCO Stock Option Agreement and the consummation by LILCO of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of LILCO, subject to obtaining the applicable LILCO Shareholders' Approval. This Agreement has been duly and validly executed and delivered by LILCO, the LILCO Stock Option Agreement has been duly and validly executed and delivered by LILCO and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, each of this Agreement and the LILCO Stock Option Agreement constitutes the valid and binding obligation of LILCO, enforceable against it in accordance with its terms.

               (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the LILCO Disclosure Schedule, the execution and delivery of this Agreement and the LILCO Stock Option Agreement by LILCO do not, and the consummation of the transactions contemplated hereby or thereby will not, result in a material Violation pursuant to any provisions of
          (i) the certificate of incorporation, by-laws or similar governing documents of LILCO or any of the LILCO Subsidiaries or the LILCO Joint Ventures, (ii) subject to obtaining the LILCO Required Statutory Approvals and the receipt of the LILCO Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to LILCO or any of the LILCO Subsidiaries or the LILCO Joint Ventures or any of their respective properties or assets or
          (iii)  subject to  obtaining  the  third-party  consents  set forth in
          Section 5.4(b) of the LILCO Disclosure Schedule (the "LILCO REQUIRED CONSENTS") any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which LILCO or any of the LILCO Subsidiaries or the LILCO Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected.

               (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the LILCO Stock Option Agreement by LILCO or the consummation by LILCO of the transactions contemplated hereby or thereby, except as described in Section 5.4(c) of the LILCO Disclosure Schedule (the "LILCO REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "obtaining" such LILCO Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

               (d) COMPLIANCE.  Except as set forth in Section  5.4(d),  Section
          5.10 or Section 5.11 of the LILCO Disclosure Schedule, or as disclosed in the LILCO SEC Reports (as defined in SECTION 5.5) filed prior to the date hereof, neither LILCO nor any of the LILCO Subsidiaries nor, to the knowledge of LILCO, any LILCO Joint Venture, is in material violation of, is under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 5.4(d) of the LILCO
          Disclosure Schedule or in Section 5.11 of the LILCO Disclosure Schedule, LILCO and the LILCO Subsidiaries and LILCO Joint Ventures
          have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted in all material respects. Except as set forth in Section 5.4(d) of the LILCO Disclosure Schedule, LILCO and each of the LILCO Subsidiaries is not in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its certificate of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

               Section 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by LILCO and the LILCO Subsidiaries since January 1, 1994 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, the Atomic Energy Act and applicable state laws and regulations have been filed with the SEC, the FERC, the NRC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. LILCO has made available to BUG a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by LILCO with the SEC since January 1, 1994 (as such documents have since the time of their filing been amended, the "LILCO SEC REPORTS"). As of their respective dates, the LILCO SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of LILCO included in the LILCO SEC Reports (collectively, the "LILCO FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of LILCO as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Certificate of Incorporation and By-laws of LILCO, as in effect on the date hereof, are included (or incorporated by reference) in the LILCO SEC Reports.

         Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the LILCO SEC Reports filed prior to the date hereof or as set forth in
Section 5.6 of the LILCO Disclosure Schedule, since December 31, 1995, LILCO and each of the LILCO Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of LILCO and its subsidiaries taken as a whole (a "LILCO MATERIAL ADVERSE EFFECT").

         Section 5.7 LITIGATION. Except as disclosed in the LILCO SEC Reports filed prior to the date hereof or as set forth in Section 5.7, Section 5.9 or
Section 5.11 of the LILCO Disclosure Schedule, (i) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of LILCO, threatened, nor are there, to the knowledge of LILCO, any material investigations or reviews pending or threatened against, relating to or affecting LILCO or any of the LILCO Subsidiaries, (ii) there have not been any significant developments since December 31, 1995 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to LILCO or any of the LILCO Subsidiaries.

         Section 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of LILCO for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Binding Share Exchanges, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 5.9 TAX MATTERS. Except as set forth in Section 5.9 of the LILCO Disclosure Schedule:

               (a) FILING OF TIMELY TAX RETURNS. LILCO and each of the LILCO Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

               (b) PAYMENT OF TAXES. LILCO and each of the LILCO Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (c)  TAX  RESERVES.   LILCO  and  the  LILCO   Subsidiaries  have
          established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

               (d) TAX LIENS. There are no Tax liens upon the assets of LILCO or any of the LILCO Subsidiaries except liens for Taxes not yet due.

               (e) WITHHOLDING TAXES. LILCO and each of the LILCO Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

               (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither LILCO nor any of the LILCO Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither LILCO nor any of the LILCO Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

               (h)  EXPIRATION  OF  STATUTE  OF  LIMITATIONS.   The  statute  of
          limitations for the assessment of all Taxes has expired for all applicable Tax Returns of LILCO and each of the LILCO Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against LILCO or any of the LILCO Subsidiaries that has not been resolved and paid in full.

               (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court pro- ceedings are presently pending with regard to any Taxes or Tax Returns of LILCO or any of the LILCO Subsidiaries.

               (j) POWERS OF ATTORNEY. No power of attorney currently in force has been granted by LILCO or any of the LILCO Subsidiaries concerning any Tax matter.

               (k) TAX RULINGS. Neither LILCO nor any of the LILCO Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

               (l) AVAILABILITY OF TAX RETURNS. LILCO has made available to BUG complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by LILCO or any of the LILCO Subsidiaries,
          (ii) all audit reports received from any taxing authority relating to any Tax Return filed by LILCO or any of the LILCO Subsidiaries and
          (iii) any Closing Agreements entered into by LILCO or any of the LILCO Subsidiaries with any taxing authority.

               (m)  TAX  SHARING   AGREEMENTS.   Neither  LILCO  nor  any  LILCO
          Subsidiary is a party to any agreement relating to allocating or sharing of income Taxes.

               (n) CODE SECTION 280G. Neither LILCO nor any of the LILCO Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (o) LIABILITY FOR OTHERS. None of LILCO or any of the LILCO Subsidiaries has any liability for Taxes of any person other than LILCO and the LILCO Subsidiaries (i) under Treasury Regulations
          Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

         Section 5.10 EMPLOYEE  MATTERS;  ERISA.  Except as set forth in Section
5.10 of the LILCO Disclosure Schedule:

               (a) BENEFIT PLANS. Section 5.10(a) of the LILCO Dis- closure Schedule contains a true and complete list of each employee benefit plan covering employees, former employees or directors of LILCO and each of the LILCO Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA and any severance or change in control agreement (collectively, the "LILCO BENEFIT PLANS"). For the purposes of this SECTION 5.10 only, the term "LILCO" shall be deemed to include the predecessors of such company.

               (b) CONTRIBUTIONS. All material contributions and other payments required to be made by LILCO or any of the LILCO Subsidiaries to any LILCO Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the LILCO Financial Statements.

               (c) QUALIFICATION; COMPLIANCE. Each of the LILCO Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of LILCO, no circumstances exist that are reasonably expected by LILCO to result in the revocation of any such determination. LILCO is in compliance in all material respects with, and each of the LILCO Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each LILCO Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

               (d) LIABILITIES. With respect to the LILCO Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of LILCO, there does not now exist any condition or set of circumstances, that could subject LILCO or any of the LILCO Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which LILCO is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

               (e) WELFARE PLANS. None of the LILCO Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

               (f) DOCUMENTS MADE AVAILABLE. LILCO has made available to BUG a true and correct copy of each collective bargaining agreement to which LILCO or any of the LILCO Subsidiaries is a party or under which LILCO or any of the LILCO Subsidiaries has obligations and, with respect to each LILCO Benefit Plan, where applicable, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such LILCO Benefit Plan, and (v) the most recent actuarial report or valuation.

               (g) PAYMENTS RESULTING FROM THE TRANSACTIONS. (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from LILCO or any of the LILCO Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any LILCO Benefit Plan being established or becoming accelerated, vested or payable and (ii) neither LILCO nor any of the LILCO Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any person who prior to entering into such contract was a director or officer of LILCO, or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

               (h) LABOR AGREEMENTS. As of the date hereof, except as set forth in Section 5.10(h) of the LILCO Disclosure Schedule or in the LILCO SEC Reports filed prior to the date hereof, neither LILCO nor any of the LILCO Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of LILCO, as of the date hereof, except as set forth in Section 5.10(h) of the LILCO Disclosure Schedule, there is no current union representation question involving employees of LILCO or any of the LILCO Subsidiaries, nor does LILCO know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the LILCO SEC Reports filed prior to the date hereof or in Section 5.10(h) of the LILCO Disclosure
          Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against LILCO or any of the LILCO Subsidiaries pending, or to the best knowledge of LILCO, threatened, (ii) there is no strike, or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of LILCO, threatened, against or involving LILCO, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of LILCO, threatened, in respect of which any director, officer, employee or agent of LILCO or any of the LILCO Subsidiaries is or may be entitled to claim indemnification from LILCO or such LILCO Subsidiary pursuant to their respective certificates of incorporation or by-laws or as provided in the indemnification agreements listed in Section 5.10(h) of the LILCO Disclosure Schedule.

         Section 5.11 ENVIRONMENTAL  PROTECTION.  Except as set forth in Section
5.11 of the LILCO Disclosure Schedule or in the LILCO SEC Reports filed prior to the date hereof:

               (a) COMPLIANCE. LILCO and each of the LILCO Subsidiaries is in material compliance with all applicable Environmental Laws; and neither LILCO nor any of the LILCO Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that LILCO or any of the LILCO Subsidiaries is not in such compliance with applicable Environmental Laws.

               (b) ENVIRONMENTAL PERMITS. LILCO and each of the LILCO Subsidiaries has obtained or has applied for all the Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and LILCO and the LILCO Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

               (c) ENVIRONMENTAL CLAIMS. To the best knowledge of LILCO, there is no material Environmental Claim pending (i) against LILCO or any of the LILCO Subsidiaries or LILCO Joint Ventures, (ii) against any person or entity whose liability for any Environmental Claim LILCO or any of the LILCO Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which LILCO or any of the LILCO Subsidiaries owns, leases or manages, in whole or in part.

               (d) RELEASES. LILCO has no knowledge of any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against LILCO or any of the LILCO Subsidiaries, or against any person or entity whose liability for any material Environmental Claim LILCO or any of the LILCO Subsidiaries has or may have retained or assumed either contractually or by operation of law.

               (e) PREDECESSORS. LILCO has no knowledge, with respect to any predecessor of LILCO or any of the LILCO Subsidiaries, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

               (f) DISCLOSURE. To LILCO's best knowledge, LILCO has disclosed to BUG all material facts which LILCO reasonably believes form the basis of a material Environmental Claim arising from (i) the cost of LILCO pollution control equipment currently required or known to be required in the future; (ii) current LILCO remediation costs or LILCO remediation costs known to be required in the future; or (iii) any other environmental matter affecting LILCO.

         Section 5.12  REGULATION  AS A UTILITY.  Except as set forth in Section
5.12 of the LILCO Disclosure Schedule, neither LILCO nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of LILCO is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than New York or any foreign country.

         Section 5.13 VOTE REQUIRED. The adoption of this Agreement by two-thirds of the votes entitled to be cast by all holders of LILCO Common Stock (collectively, the "LILCO SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of LILCO or any of its subsidiaries required to adopt this Agreement and the other transactions contemplated hereby.

         Section 5.14 ACCOUNTING MATTERS. Neither LILCO nor, to LILCO's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

         Section 5.15 APPLICABILITY OF CERTAIN PROVISIONS OF LAW. Assuming that the representation and warranty of BUG made in SECTION 4.18 is correct, none of the business combination provisions of Sections 912 of the NYBCL or any similar provisions of the NYBCL (or, to the best knowledge of LILCO, any other similar state statute) or the Restated Certificate of Incorporation or by-laws of LILCO, are applicable to the transactions contemplated by this Agreement, including the granting or exercise of the LILCO Stock Option (except as set forth in Section
5.15 of the LILCO Disclosure Schedule).

         Section 5.16 OPINION OF FINANCIAL ADVISOR. LILCO has received the opinion of Dillon Read & Co. Inc. ("DILLON READ"), dated December 29, 1996 to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of LILCO Common Stock.

         Section 5.17 INSURANCE. Except as set forth in Section 5.17 of the LILCO Disclosure Schedule, LILCO and each of the LILCO Subsidiaries is, and has been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by LILCO and the LILCO Subsidiaries during such time period. Except as set forth in
Section 5.17 of the LILCO Disclosure Schedule, neither LILCO nor any of the LILCO Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of LILCO or any of the LILCO Subsidiaries. The insurance policies of LILCO and each of the LILCO Subsidiaries are valid and enforceable policies in all material respects.

         Section 5.18 OWNERSHIP OF BUG COMMON STOCK. Except pursuant to the terms of the BUG Stock Option Agreement, LILCO does not beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of BUG Common Stock or BUG Preferred Stock.

         Section 5.19. BUSINESS SYNERGIES. LILCO is not aware of any fact or circumstance, including the terms of any agreement to which it or any of its Subsidiaries is subject, that would impair in any material respect the ability of the Company to realize the synergies described in the joint press release to be issued in connection with the announcement of this transaction.


                                   ARTICLE VI

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

         Section 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, BUG and LILCO each agree as follows, each as to itself and to each of the BUG Subsidiaries and the LILCO Subsidiaries, as the case may be, except as expressly contemplated or permitted in this Agreement, the BUG Stock Option Agreement or the LILCO Stock Option Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

               (a) ORDINARY COURSE OF BUSINESS. Each party hereto shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.1(a) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of BUG, to BUG and its Subsidiaries taken as a whole, and in the case of LILCO, to LILCO and its Subsidiaries taken as a whole.

               (b) DIVIDENDS. Except as set forth in Section 6.1(b) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to,
          (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly-owned subsidiaries and other than dividends required to be paid on any Preferred Stock in accordance with the respective terms thereof, regular quarterly dividends on LILCO Common Stock with usual record and payment dates not, during any fiscal year, in excess of 103% of the dividends for the prior fiscal year and regular quarterly dividends on BUG Common Stock with usual record and payment dates not, during any fiscal year, in excess of 103% of the dividends for the prior fiscal year; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than redemptions, purchases or acquisitions required by the respective terms of any outstanding series of preferred stock of BUG or LILCO, as the case may be. The last record date of each of LILCO and BUG on or prior to the Effective Time which relates to a regular quarterly dividend on LILCO Common Stock or BUG Common Stock, as the case may be, shall be the same date and shall be prior to the Effective Time.

               (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.1(c) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this SECTION 6.1(c), subject to obtaining customary indemnities.

               (d) CHARTER DOCUMENTS. No party shall amend or propose to amend its respective certificate of incorporation, by-laws or regulations, or similar organizational documents, except as contemplated herein.

               (e) NO ACQUISITIONS. Except as set forth in Section 6.1(e) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall any party acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

               (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, or as required by law, no party shall, nor shall any party permit any of its Subsidiaries to, make capital expenditures in excess of 110% of the amount budgeted by such party for capital expenditures as set forth in such Section 6.1(f) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule.

               (g) NO DISPOSITIONS. Except as set forth in Section 6.1(g) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, other than dispositions by a party and its Subsidiaries of less than $10 million, singularly or in the aggregate, no party shall, nor shall any party permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

               (h) INDEBTEDNESS. Except as contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than incurrences to refinance existing indebtedness and other than as set forth in Section 6.1(h) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively.

               (i) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(i) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Subsidiaries or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

               (j) 1935 ACT. Except as set forth in Section 6.1(j) of the BUG Disclosure Schedule or LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of LILCO or BUG, as the case may be, to claim an exemption as of right under Rule 2 of the 1935 Act.

               (k) TRANSMISSION, GENERATION. Except as required pursuant to tariffs on file with the FERC as of the date hereof, in the ordinary course of business consistent with past practice, or as set forth in
          Section 6.1(k) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, (i) commence construction of any additional electric generating, transmission or delivery capacity, or (ii) obligate itself to purchase or otherwise acquire, or to sell or otherwise dispose of, or to share, any additional electric generating, transmission or delivery capacity except as set forth in the budgets of BUG and LILCO on the date hereof as set forth in Section 6.1(f) of the BUG Disclosure Schedule and the LILCO Disclosure Schedule.

               (l) ACCOUNTING. Except as set forth in Section 6.1(l) of the BUG Disclosure Schedule or LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

               (m) POOLING. No party shall, nor shall any party permit any of its Subsidiaries to, take any action which would, or would be reasonably likely to, prevent the Company from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

               (n) TAX-FREE STATUS. No party shall, nor shall any party permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Binding Share Exchanges as tax-free exchanges (except as to dissenters' rights and fractional shares) satisfying the requirements of Section 351 of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

               (o) AFFILIATE TRANSACTIONS. Except as set forth in Section 6.1(o)
          of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its Subsidiaries to, enter into any material agreement or arrangement with any of their respective affiliates (other than wholly-owned subsidiaries) on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

               (p) COOPERATION, NOTIFICATION. Each party shall, and shall cause its Subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of BUG, a BUG Material Adverse Effect or, in the case of LILCO, a LILCO Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

               (q) RATE MATTERS. Each of BUG and LILCO shall, and shall cause its Subsidiaries to, discuss with the other any changes in its or its Subsidiaries' rates or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and no party will make any filing to change its rates on file with the New York State Public Service Commission (the "PSC") that would have a material adverse effect on the benefits associated with the business combination provided for herein.

               (r) THIRD-PARTY CONSENTS. BUG shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all BUG Required Consents. BUG shall promptly notify LILCO of any failure or prospective failure to obtain any such consents and, if requested by LILCO, shall provide copies of all BUG Required Consents obtained by BUG to LILCO. LILCO shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all LILCO Required Consents. LILCO shall promptly notify BUG of any failure or prospective failure to obtain any such consents and, if requested by BUG, shall provide copies of all LILCO Required Consents obtained by LILCO to BUG.

               (s) NO BREACH, ETC. No party shall, nor shall any party permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement, the BUG Stock Option Agreement or the LILCO Stock Option Agreement, as the case may be, or in any of its representations and warranties set forth in this Agreement, the BUG Stock Option Agreement, or the LILCO Stock Option Agreement, as the case may be, being untrue on and as of the Closing Date.

               (t) TAX-EXEMPT STATUS. No party shall, nor shall any party permit any Subsidiary to, take any action that would likely jeopardize the qualification of BUG's or LILCO's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under
          Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

               (u) COMPANY ACTIONS. LILCO and BUG shall cause the Company to take only those actions, from the date hereof until the Effective Time, that are required or contemplated by this Agreement to be so taken by the Company, including, without limitation, the declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority, as set forth in Section 4.4(b) of the BUG Disclosure Schedule, Section 4.4(c) of the BUG Disclosure Schedule, Section 5.4(b) of the LILCO Disclosure Schedule and Section 5.4(c) of the LILCO Disclosure Schedule.

               (v) TAX MATTERS. Except as set forth in Section 6.1(w) of the BUG Disclosure Schedule or the LILCO Disclosure Schedule, respectively, no party shall make or rescind any material express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending September 30, 1995 in the case of BUG and December 31, 1995 in the case of LILCO, except as may be required by applicable law.

               (w) DISCHARGE OF LIABILITIES. No party shall pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

               (x) CONTRACTS. No party shall, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any Subsidiary of such party is a party or waive, release or assign any material rights or claims.

               (y) INSURANCE. Each party shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its Subsidiaries.

               (z) PERMITS. Each party shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which such party or its Subsidiaries operate.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, the PSC or any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement (including, without limitation, each Disclosure Schedule) in accordance with the Confidentiality Agreement, dated October 24, 1995, between BUG and LILCO, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

         Section 7.2 JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

               (a)  PREPARATION  AND FILING.  The parties  will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Company Common Stock issuable in connection with the Binding Share Exchanges to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Binding Share Exchanges, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Company Common Stock issuable in the Binding Share Exchanges to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement.

               (b) LETTER OF BUG'S ACCOUNTANTS. BUG shall use best efforts to cause to be delivered to LILCO a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to LILCO, in form and substance reasonably satisfactory to LILCO and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

               (c) LETTER OF LILCO'S ACCOUNTANTS. LILCO shall use best efforts to cause to be delivered to BUG a letter of Ernst & Young LLP, dated a date within two business days before the date of the Joint
          Proxy/Registration Statement, and addressed to BUG, in form and substance reasonably satisfactory to BUG and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

               (d) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the shareholders of BUG and LILCO that (i) BUG shall have received an opinion from Merrill Lynch, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of BUG Common Stock and (ii) LILCO shall have received an opinion from Dillon Read, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of LILCO Common Stock.

         Section 7.3 REGULATORY MATTERS.

               (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

               (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation and to effect all necessary applications, notices, petitions, filings and other documents, and shall use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the BUG Required Statutory Approvals and the LILCO Required Statutory Approvals. LILCO and BUG shall cooperate in good faith and consult with each other on all components of, significant steps towards the completion of, and significant amendments to, the applications to obtain the BUG Required Statutory Approvals and the LILCO Required Statutory Approvals, and with respect to material filings, communications, agreements, arrangements or consents, written or oral, formal or informal, relating to applications for such Approvals.

         Section 7.4 SHAREHOLDER APPROVAL.

               (a) APPROVAL OF LILCO SHAREHOLDERS.  Subject to the provisions of
          SECTION 7.4(c) and SECTION 7.4(d), LILCO shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "LILCO SPECIAL MEETING") for the purpose of securing the LILCO Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its Restated Certificate of Incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the adoption of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with BUG with respect to each of the foregoing matters.

               (b) APPROVAL OF BUG  SHAREHOLDERS.  Subject to the  provisions of
          SECTION 7.4(c) and SECTION 7.4(d), BUG shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "BUG SPECIAL MEETING") for the purpose of securing the BUG Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy/Registration Statement in accordance with applicable federal and state law and with its Restated Certificate of Incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the adoption of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with LILCO with respect to each of the foregoing matters.

               (c) MEETING DATE. The LILCO Special Meeting for the purpose of securing the LILCO Shareholders' Approval and the BUG Special Meeting for the purpose of securing the BUG Shareholders' Approval shall be held on such dates as BUG and LILCO shall mutually determine, acting in good faith.

               (d) FAIRNESS OPINIONS NOT WITHDRAWN. It shall be a condition to the obligation of BUG to hold the BUG Special Meeting that the opinion of Merrill Lynch, referred to in SECTION 7.2(d), shall not have been withdrawn, and it shall be a condition to the obligation of LILCO to hold the LILCO Special Meeting that the opinion of Dillon Read, referred to in SECTION 7.2(d), shall not have been withdrawn.

         Section 7.5 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

               (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto or any Subsidiary thereof (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NYBCL and upon receipt of any undertaking required by of the NYBCL, (ii) the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under New York law and the Restated Certificate of Incorporation or By-laws of the Company shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

               (b) INSURANCE. For a period of six years after the Effective Time, the Company shall either (i) cause to be maintained in effect, for the benefit of those persons who are currently covered by the policies of directors' and officers' liability insurance maintained by LILCO or BUG, the more favorable of such policies with respect to the obligations of the Company set forth in this Section 7.5 or (ii) obtain new policies offering such coverage at least as favorable as the terms of the more favorable of such current insurance coverage.

               (c) SUCCESSORS. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this SECTION 7.5.

               (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of BUG, LILCO and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective certificates of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Binding Share Exchanges and shall continue in full force and effect for a period of not less than six years from the Effective Time.

               (e) BENEFIT. The provisions of this SECTION 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         Section 7.6 DISCLOSURE SCHEDULES. On the date hereof, (i) LILCO has delivered to BUG a schedule (the "LILCO DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the chief financial officer of LILCO stating the LILCO Disclosure Schedule is being delivered pursuant to this SECTION 7.6(i) and (ii) BUG has delivered to LILCO a schedule (the "BUG DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the chief financial officer of BUG stating the BUG Disclosure Schedule is being delivered pursuant to this SECTION 7.6(ii). The BUG

Disclosure Schedule and the LILCO Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

         Section 7.7 PUBLIC ANNOUNCEMENTS. BUG and LILCO will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto that is inconsistent with any public announcement or statement previously made with the consent of the parties hereto without the consent of the other party (which consent shall not be unreasonably withheld), except as may be required by law, in which case the party required to issue the announcement or statement shall allow the other party time to comment on such announcement or statement prior to its issuance.

         Section 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, BUG shall identify in a letter to LILCO, and LILCO shall identify in a letter to BUG, all persons who are, and to such person's best knowledge who will be at the Closing Date, affiliates of BUG and LILCO, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Each of BUG and LILCO shall use all reasonable efforts to cause their respective affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to the Company on or prior to the Closing Date a written agreement customary for transactions of this nature that are to be accounted for as a pooling of interests and in form and substance reasonably satisfactory to BUG and LILCO. If any person refuses to provide such a written agreement, the Company shall, in lieu of receipt of such written agreement, be entitled to place appropriate legends on the certificates evidencing the Company Common Stock to be received by such person pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the Company Common Stock, to the effect that the shares of Company Common Stock received or to be received by such person pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Company Common Stock, pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Company, is exempt from the registration requirements of the Securities Act. The foregoing restrictions on the transferability of Company Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Company Common Stock received or to be received by such person pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of Company Common Stock, whether or not such person has exchanged the certificates previously evidencing such persons' shares of BUG Common

Stock or LILCO Common Stock, as the case may be, for certificates evidencing shares of Company Common Stock into which such shares were converted. The Proxy Statement and the Registration Statement shall disclose the preceding in a reasonably prominent manner.

         Section 7.9 EMPLOYEE AGREEMENTS. Subject to SECTION 7.10, SECTION 7.14 and SECTION 7.15, the Company and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

         Section 7.10 EMPLOYEE BENEFIT PLANS. Subject to SECTION 6.1(i), each of the BUG Benefit Plans and LILCO Benefit Plans in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of BUG and any of its Subsidiaries, on the one hand, and of LILCO and any of its Subsidiaries, on the other hand, respectively, who are covered by any such benefit plan immediately prior to the Closing Date (the "AFFILIATED EMPLOYEES") until the Company otherwise determines after the Effective Time; PROVIDED, HOWEVER, that nothing herein contained shall limit any reserved right contained in any such BUG Benefit Plan or LILCO Benefit Plan to amend, modify, suspend, revoke or terminate any such plan. Without limitation of the foregoing, each participant of any such BUG Benefit Plan or LILCO Benefit Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under such benefit plan; PROVIDED, HOWEVER, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. Any person hired by the Company or any of its subsidiaries after the Closing Date who was not employed by any party hereto or its subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by the subsidiary, division or operation by which such person is employed, PROVIDED that such person meets the eligibility requirements of the applicable plan.

         Section 7.11 STOCK PLANS.

               (a) LILCO and BUG shall take all action required to terminate their respective employee stock option, stock purchase and other similar stock plans concurrent with the Effective Time.

               (b) At the Effective Time, (i) each share of BUG Common Stock (including fractional and uncertificated shares) held under BUG's Dividend Reinvestment and Stock Purchase Plan (the "DIVIDEND REINVESTMENT PLAN") or BUG's Employee Savings Plan, Discount Stock Purchase Plan for Employees and Long-Term Performance Incentive Compensation Plan (each a "BUG PLAN" and collectively the

          "BUG PLANS") immediately prior to the Effective Time shall be automatically exchanged for a like number of shares (including fractional and uncertificated shares) of Company Common Stock, which shares shall be held under and pursuant to the Dividend Reinvestment Plan or be issued under such BUG Plan, as the case may be, and (ii) each unexpired and unexercised option to purchase shares of BUG Common Stock ("BUG OPTION") under the Long-Term Performance Incentive Compensation Plan (the "INCENTIVE PLAN"), whether vested or unvested, will be automatically converted into an option (a "SUBSTITUTE OPTION") to purchase a number of shares of Company Common Stock equal to the number of shares of BUG Common Stock that could have been purchased immediately prior to the Effective Time (assuming full vesting) under such BUG Option, at a price per share of Company Common Stock equal to the per share option exercise price specified in such BUG Option. In accordance with Section 424(a) of the Code, each Substitute Option shall provide the option holders with rights and benefits that are no less and no more favorable to him than were provided under the BUG Option.

               (c) As of the Effective Time, the Company shall succeed to the Dividend Reinvestment Plan as in effect immediately prior to the Effective Time, and the Dividend Reinvestment Plan shall be appropriately modified to provide for the issuance or delivery of Company Common Stock on and after the Effective Time pursuant thereto.

               (d)  As  of  the   Effective   Time,   the  BUG  Plans  shall  be
          appropriately amended to provide for the issuance or delivery of Company Common Stock, and the Company shall agree to issue or deliver Company Common Stock in connection therewith.

               (e) At the Effective Time, each share of LILCO Common Stock (including fractional and uncertificated shares) held under LILCO's Dividend Reinvestment Plan (the "LILCO DIVIDEND REINVESTMENT PLAN") or LILCO's Employee Stock Purchase Plan, Directors Stock Unit Retainer Plan, Officer's Long Term Incentive Plan and Officers' Incentive Plan (each a "LILCO PLAN" and collectively the "LILCO PLANS") immediately prior to the Effective Time shall be automatically exchanged for a like number of shares (including fractional and uncertificated shares) of Company Common Stock, which shares shall be held under and pursuant to the LILCO Dividend Reinvestment Plan or be issued under such LILCO Plan, as the case may be.

               (f) As of the Effective Time, the Company shall succeed to the LILCO Dividend Reinvestment Plan as in effect immediately prior to the Effective Time, and the LILCO Dividend Reinvestment Plan shall be appropriately modified to provide for the issuance or delivery of Company Common Stock on and after the Effective Time pursuant thereto.

               (g)  As  of  the  Effective   Time,  the  LILCO  Plans  shall  be
          appropriately amended to provide for the issuance or delivery of Company Common Stock, and the Company shall agree to issue or deliver Company Common Stock in connection therewith.

         Section 7.12 NO SOLICITATIONS. Each party hereto shall not, and each such party shall cause its Subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined below), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law if so advised in a written opinion of outside counsel, engage in negotiations or provide any information or data to any person relating to any Business Combination Proposal. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal, and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Business Combination Proposal. As used in this SECTION 7.12, "BUSINESS COMBINATION PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of any party to this Agreement or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement and other than the "LIPA" transaction disclosed in the LILCO SEC Reports. From the date hereof until the termination or consummation of the transactions contemplated by this Agreement, neither party shall engage in any negotiations or material discussions with the Long Island Power Authority ("LIPA") or its representatives or agents without prior notification to or the presence of the other party hereto, and will not provide any information or data to LIPA without providing a copy thereof to the other party hereto. Nothing contained herein shall prohibit a party from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Business Combination Proposal by means of a tender offer.

         Section 7.13 COMPANY BOARD OF DIRECTORS. The number of directors comprising the full Board of Directors of the Company at the Effective Time shall be 15 persons, six of whom shall be designated by BUG prior to the Effective Time, six of whom shall be designated by LILCO prior to the Effective Time and three of whom shall be designated by a committee consisting of two current BUG directors and two current LILCO directors.

         Section 7.14 SENIOR EXECUTIVES. Dr. William J. Catacosinos shall be the Chairman of the Board of Directors, Chairman of the Executive Committee and Chief Executive Officer of the Company commencing at the Effective Time. At the first anniversary of the Effective Time, Dr. Catacosinos shall cease to be the Chief Executive Officer, shall continue to be Chairman of the Board and Chairman of the Executive

Committee and shall become a consultant of the Company. Mr. Robert B. Catell shall be the President and Chief Operating Officer of the Company commencing at the Effective Time and shall succeed Dr. Catacosinos as Chief Executive Officer of the Company commencing on such first anniversary. The arrangements to cause such elections to take place at the First anniversary of the Effective Time contemplated by the preceding sentence may be altered only by a vote, following the Effective Time, of two-thirds of the entire Board of Directors of the Company. Each of the parties hereto shall take such action as shall reasonably be deemed by any of them to be advisable in order to give effect to the provisions of this Section 7.14.

         Section 7.15 EXPENSES. Subject to SECTION 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto and any expenses incurred under the HSR Act, shall be shared equally by BUG and LILCO.

         Section 7.16 FURTHER ASSURANCES. Each party will, and will cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Binding Share Exchanges in accordance with the terms hereof.

         Section 7.17 POST-EXCHANGE OPERATIONS. Following the Effective Time, BUG, on the one hand, and LILCO, on the other hand, shall continue their separate corporate existences, operating under the names of "THE BROOKLYN UNION GAS COMPANY" and "LONG ISLAND LIGHTING COMPANY", respectively, until such time as is otherwise determined by the Board of Directors of the Company. The name of the Company shall be "NYECO", or such other name as may be agreed by BUG and LILCO prior to the Closing (which shall not be the name of, or a name substantially similar to, BUG or LILCO). The certificate of incorporation and bylaws of the Company shall be amended prior to the Effective Time in a manner reasonably acceptable to BUG and LILCO.

         Section 7.18 ALTERNATIVE TRANSACTION. The parties contemplate that discussions will continue with the Long Island Power Authority ("LIPA") to arrive at an agreement, mutually acceptable to each of BUG and LILCO, pursuant to which LIPA would acquire certain assets or securities of LILCO, the consideration for which would inure to the benefit of NYECO. In such event, the Ratio shall automatically be revised to, and shall become, 0.880.

         Section 7.19 EMPLOYMENT AGREEMENT.

               (a) The Company shall enter into an employment agreement with Mr. Catell effective as of the Effective Time providing for him to assume the positions described in Section 7.14 at the times specified therein, for him to continue to serve as Chief Executive Officer for a four year period commencing on the first anniversary of the Effective Time, for him to receive compensation (including incentive compensation relating to realizing the synergies contemplated to be realized from the Binding Share Exchanges) on terms mutually agreed to and in any event in an amount not less than what he receives as of the date hereof as well as reasonable increases, and otherwise containing terms and conditions comparable to and no less favorable than those customarily applicable to employment agreements for chief executive officers of similarly sized companies in the energy and utility businesses.

               (b) The Company shall enter into an employment agreement with Dr. Catacosinos effective as of the Effective Time providing for him to assume the positions described in Section 7.14 at the times specified therein, for him to serve as a consultant to the Company for a five year period commencing after he ceases being Chief Executive Officer, for him to receive compensation (including incentive compensation of the kind described in Section 7.19(a)) on terms mutually agreed to and in any event in an amount not less than what he receives as of the date hereof as well as reasonable increases, and otherwise containing terms and conditions comparable to and no less favorable than those customarily applicable to employment agreements for chief executive officers of similarly sized companies in the energy and utility businesses.

                                  ARTICLE VIII

                                   CONDITIONS

         Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE BINDING SHARE EXCHANGES. The respective obligations of each party to effect the Binding Share Exchanges shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to SECTION 9.5 by the joint action of the parties hereto:

               (a) SHAREHOLDER APPROVALS. The LILCO Shareholders' Approval and the BUG Shareholders' Approval shall have been obtained.

               (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Binding Share Exchanges shall have been issued and be continuing in effect, and the Binding Share Exchanges and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

               (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

               (d) LISTING OF SHARES. The shares of Company Common Stock issuable in the Binding Share Exchanges pursuant to ARTICLE II (including shares issuable under options) shall have been approved for listing on the NYSE upon official notice of issuance.

               (e) STATUTORY APPROVALS. The BUG Required Statutory Approvals and the LILCO Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its prospective subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. The Final Order relating to the approval of the transactions contemplated hereby to be received from the PSC shall include the PSC's approval, within the statutory authority of the PSC, of rates permitted to be charged by the Company and its subsidiaries to their customers which will be incorporated in a long term rate agreement the effect of which could not reasonably be expected to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole. For purposes of this provision, the prospects of the Company and its subsidiaries shall mean the combination of the results anticipated by the regulated earnings forecasts of BUG provided to LILCO under cover of a memorandum dated December 29, 1996, and the results anticipated by the regulated earnings forecasts of LILCO provided to BUG under cover of a memorandum dated December 29, 1996. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

               (f) POOLING. Each of BUG and LILCO shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to BUG and LILCO, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

         Section 8.2 CONDITIONS TO OBLIGATION OF LILCO TO EFFECT THE BINDING SHARE EXCHANGES. The obligation of LILCO to effect the Binding Share Exchanges shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by LILCO in writing pursuant to SECTION 9.5:

               (a) PERFORMANCE OF OBLIGATIONS OF BUG. BUG (and/or its appropriate Subsidiaries) shall have performed its agreements and covenants contained in SECTIONS 6.1(b) and 6.1(c) and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement and the BUG Stock Option Agreement required to be performed by it at or prior to the Effective Time.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of BUG set forth in this Agreement and the BUG Stock Option Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a BUG Material Adverse Effect.

               (c) CLOSING CERTIFICATES. LILCO shall have received a certificate signed on behalf of BUG by the chief financial officer of BUG, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in SECTION 8.2(a) and SECTION 8.2(b) have been satisfied.

               (d) BUG MATERIAL ADVERSE EFFECT. No BUG Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a BUG Material Adverse Effect.

               (e) TAX OPINION. LILCO shall have received an opinion of Hunton & Williams satisfactory in form and substance to LILCO, dated as of the Closing Date, to the effect that the Binding Share Exchanges are exchanges satisfying the requirements of Section 351 of the Code.

               (f) BUG REQUIRED CONSENTS. The BUG Required Consents shall have been obtained, except for those consents the failure of which to obtain would have a BUG Material Adverse Effect.

         Section 8.3 CONDITIONS TO OBLIGATION OF BUG TO EFFECT THE BINDING SHARE EXCHANGES. The obligation of BUG to effect the Binding Share Exchanges shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by BUG in writing pursuant to
SECTION 9.5:

               (a) PERFORMANCE OF OBLIGATIONS OF LILCO. LILCO (and/or its appropriate Subsidiaries) shall have performed its agreements and covenants contained in SECTIONS 6.1(b) and 6.1(c) and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement and the LILCO Stock Option Agreement required to be performed at or prior to the Effective Time.

               (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of LILCO set forth in this Agreement and the LILCO Stock Option Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a LILCO Material Adverse Effect.

               (c) CLOSING CERTIFICATES. BUG shall have received a certificate signed on behalf of LILCO by the chief financial officer of LILCO, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in SECTION 8.3(a) and
          SECTION 8.3(b) have been satisfied.

               (d) LILCO MATERIAL ADVERSE EFFECT. No LILCO Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a LILCO Material Adverse Effect.

               (e) TAX RULING AND OPINION. BUG shall have received an opinion of Wachtell, Lipton, Rosen & Katz satisfactory in form and substance to BUG, dated as of the Closing Date, to the effect that the Binding Share Exchanges are exchanges satisfying the requirements of Section 351 of the Code.

               (f) LILCO REQUIRED CONSENTS. The LILCO Required Consents shall have been obtained, except for those the failure of which to obtain would have a LILCO Material Adverse Effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

               (a) by mutual written consent of the Boards of Directors of BUG and LILCO;

               (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before December 29, 1997 (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this SECTION 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the Closing set forth in SECTIONS 8.1(e), 8.2(f) and/or 8.3(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to June 30, 1998;

               (c) by any party hereto, by written notice to the other parties, if the LILCO Shareholders' Approval shall not have been obtained at a duly held LILCO Special Meeting, including any adjournments thereof, or the BUG Shareholders' Approval shall not have been obtained at a duly held BUG Special Meeting, including any adjournments thereof;

               (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel acceptable to the parties hereto, of prohibiting the Binding Share Exchanges, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Binding Share Exchanges, and such order, judgment or decree shall have become final and nonappealable;

               (e) by LILCO, upon two days' prior notice to BUG, if, as a result of a tender offer or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "BUSINESS COMBINATION") by a party other than BUG or any of its affiliates, the Board of Directors of LILCO determines in good faith that their fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of LILCO shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by BUG in negotiations entered into pursuant to CLAUSE (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, LILCO shall, and shall cause its respective financial and legal advisors to, negotiate with BUG to make such adjustments in the terms and conditions of this Agreement as would enable LILCO to proceed with the transactions contemplated herein on such adjusted terms;

               (f) by BUG, upon two days' prior notice to LILCO, if, as a result of a tender offer by a party other than LILCO or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than LILCO or any of its affiliates, the Board of Directors of BUG determines in good faith that their fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of BUG shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by LILCO in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, BUG shall, and shall cause its respective financial and legal advisors to, negotiate with LILCO to make such adjustments in the terms and conditions of this Agreement as would enable BUG to proceed with the transactions contemplated herein on such adjusted terms;

               (g) by BUG, by written notice to LILCO, if (i) there exist breaches of the representations and warranties of LILCO made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in an LILCO Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by LILCO of notice in writing from BUG, specifying the nature of such breaches and requesting that they be remedied, (ii) LILCO (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained  in  SECTIONS  6.1(b)  and  6.1(c) or shall  have  failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the LILCO Stock Option Agreement and such failure to perform or comply shall not have been remedied within 20 days after receipt by LILCO of notice in writing from BUG, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of LILCO or any committee thereof (A) shall withdraw or modify in any manner adverse to BUG its approval or recommendation of this Agreement or the Binding Share Exchanges, (B) shall fail to reaffirm such approval or recommendation upon BUG's request, (C) shall approve or recommend any acquisition of LILCO or a material portion of its assets or any tender offer for shares of capital stock of LILCO, in each case, by a party other than BUG or any of its affiliates or (D) shall resolve to take any of the actions specified in CLAUSE (A), (B) or
          (C);

               (h) by LILCO, by written notice to BUG, if (i) there exist material breaches of the representations and warranties of BUG made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a BUG Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by BUG of notice in writing from LILCO, specifying the nature of such breaches and requesting that they be remedied, (ii) BUG (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained  in  SECTIONS  6.1(b)  and  6.1(c) or shall  have  failed to perform and comply with, in all material respects, its other agreements and covenants hereunder or under the BUG Stock Option Agreement, and such failure to perform or comply shall not have been remedied within 20 days after receipt by BUG of notice in writing from LILCO, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of BUG or any committee thereof (A) shall withdraw or modify in any manner adverse to LILCO its approval or recommendation of this Agreement or the BUG Binding Share Exchange, (B) shall fail to reaffirm such approval or recommendation upon LILCO's request, (C) shall approve or recommend any acquisition of BUG or a material portion of its assets or any tender offer for the shares of capital stock of BUG, in each case by a party other than LILCO or any of its affiliates or (D) shall resolve to take any of the actions specified in CLAUSE (A), (B) or (C); or

               (i) by either party, by written notice to the other party, if any of the conditions of either party's obligation to effect the Binding Share Exchanges cannot be satisfied.

         Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either BUG or LILCO pursuant to SECTION 9.1 there shall be no liability on the part of either BUG or LILCO or their respective officers or directors hereunder, except that SECTION 9.3, the agreement contained in the last sentence of SECTION 7.1, SECTION 10.2 and SECTION 10.8 shall survive the termination.

         Section 9.3 TERMINATION FEE; EXPENSES.

               (a) TERMINATION FEE UPON BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) SECTION 9.1(g)(i) or
          (ii) or

          (y) SECTION 9.1(h)(i) or (ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the nonbreaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the transactions contemplated by this Agreement not in excess of $10 million; PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $10 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and (ii) if (x) at the time of the breaching party's willful breach of this Agreement, there shall have been a third party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination shall not have been rejected by such party and its board of directors and withdrawn by the third party, and (y) within two and one-half years of any termination by the non-breaching party, the breaching party or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such Business Combination, will pay to the non-breaching party in cash an additional fee equal to $65 million (if the breaching party is LILCO) or $35 million (if the breaching party is BUG).

               (b) ADDITIONAL TERMINATION FEE. If (i) this Agreement (x) is terminated by any party pursuant to SECTION 9.1(e) or SECTION 9.1(f) or SECTION 9.1(g)(iii) or SECTION 9.1(h)(iii), (y) is terminated following a failure of the shareholders of any one of the parties to grant the necessary approvals described in SECTION 4.13 and SECTION
          5.13 or (z) is terminated as a result of such party's material breach of SECTION 7.4, and (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with-respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination or of the meeting of such party's shareholders shall not have been (A) rejected by such party and its board of directors and (B) withdrawn by the third party, and, within two and one-half years of any such termination, the party which was the subject of such offer or proposal (the "TARGET PARTY") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such Target Party becoming such a subsidiary or of such Business
          Combination, will pay to the other party, if LILCO is the Target Party, $75 million, and if BUG is the Target Party, $45 million, in each case in cash plus, in either case, the out-of-pocket fees and expenses incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the transactions contemplated by this Agreement.

               (c) EXPENSES. The parties agree that the agreements contained in this SECTION 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

               (d) LIMITATION OF TERMINATION FEES. Notwithstanding anything herein to the contrary, the aggregate amount payable to BUG and its affiliates pursuant to SECTION 9.3(a), SECTION 9.3(b) and the terms of the LILCO Stock Option Agreement shall not exceed $90 million and the aggregate amount payable to LILCO and its affiliates pursuant to
          SECTION 9.3(a), SECTION 9.3(b) and the terms of the BUG Stock Option Agreement shall not exceed $50 million (including reimbursement for fees and expenses payable pursuant to this SECTION 9.3). For purposes of this SECTION 9.3(d), the amount payable pursuant to the terms of the LILCO Stock Option Agreement or the BUG Stock Option Agreement, as the case may be, shall be the amount paid pursuant to Section 7(a)(i) and 7(a)(ii) thereof.

         Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of BUG and LILCO and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares to be issued under ARTICLE II or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of BUG Common Stock or LILCO Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 NON-SURVIVAL;  EFFECT OF  REPRESENTATIONS  AND WARRANTIES.
(a) All representations, warranties and agreements in this Agreement shall not survive the Effective Time, except as otherwise provided in this Agreement and except for the agreements contained in this SECTION 10.1 and in ARTICLE II,
SECTION 7.5, SECTION 7.9, SECTION 7.10, SECTION 7.11, SECTION 7.14, SECTION 7.15 and SECTION 10.7.

               (b) No party may assert a claim for breach of any representation, warranty or covenant contained in this Agreement (whether by direct claim or counterclaim) except for the purpose of asserting a right to terminate this Agreement pursuant to SECTION 9.1(g)(i) or SECTION 9.1(h)(i) (or pursuant to any other subsection of SECTION 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to SECTION 9.1(g)(i) or SECTION 9.1(h)(i)) or pursuant to
          SECTION 9.3.

         Section 10.2 BROKERS. BUG represents and warrants that, except for Merrill Lynch whose fees have been disclosed to LILCO prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BUG. LILCO represents and warrants that, except for Dillon Read whose fees have been disclosed to BUG prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of LILCO.

         Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a)     If to BUG, to:

                             The Brooklyn Union Gas Company
                             One Metrotech Center
                             Brooklyn, New York 11201-3850
                             Attention:  Chief Executive Officer

                             with a copy to:

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York 10019
                             Attention:  Richard D. Katcher and Seth A. Kaplan

                     (b)     If to LILCO, to:

                             Long Island Lighting Company
                             175 East Old County Road
                             Hicksville, New York 11801
                             Attention:  Chief Executive Officer

                             with a copy to:

                             Kramer, Levin, Naftalis & Frankel
                             919 Third Avenue
                             New York, New York 10022
                             Attention: Thomas E. Constance

         Section 10.4 MISCELLANEOUS. This Agreement including the documents and instruments referred to herein (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles.

         Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in SECTION 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Company
(a) a majority of the directors of LILCO (or their successors) serving on the Board of Directors of the Company who are designated by LILCO pursuant to
SECTION 7.13 shall be entitled during the three year period commencing at the Effective Time (the "THREE YEAR PERIOD") to enforce the provisions of SECTION 7.9, SECTION 7.10, SECTION 7.11 and SECTION 7.14 on behalf of the LILCO officers, directors and employees, as the case may be, and (b) a majority of directors of BUG (or their successors) serving on the Board of Directors of the Company who are designated by BUG pursuant to SECTION 7.13 shall be entitled during the Three Year Period to enforce the provisions of SECTIONS 7.9, SECTION 7.10, SECTION 7.11, and SECTION 7.14 on behalf of the BUG officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this SECTION
10.7 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, all costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this SECTION 10.7.

         Section 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) without limitation to SECTION 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

         Section 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, BUG, LILCO and NYECO have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                           THE BROOKLYN UNION GAS
                                              COMPANY


                                           By:/s/ Robert B. Catell
                                              -----------------------
                                                  Robert B. Catell
                                                  Chief Executive Officer



                                           LONG ISLAND LIGHTING
                                             COMPANY


                                           By:/s/ Dr. William J. Catacosinos
                                              ------------------------------
                                                  Dr. William J. Catacosinos
                                                  Chief Executive Officer



                                           NYECO CORP.


                                           By:/s/ Robert B. Catell
                                              -----------------------
                                                  Robert B. Catell
                                                  Authorized Signatory


                                           By:/s/ Dr. William J. Catacosinos
                                              ------------------------------
                                                  Dr. William J. Catacosinos
                                                  Authorized Signatory